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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NorthWestern Corporation of our report dated February 1, 2002, except for Note 18 as to which the date is February 15, 2002, relating to the consolidated financial statements of NorthWestern Corporation, included elsewhere in this Registration Statement, for the year ended December 31, 2001.

Arthur Andersen LLP


Minneapolis, Minnesota

April 24, 2002